UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2021

OppFi Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39550	85-1648122
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 E. Randolph Street, Suite 3400

Chicago, Illinois 60601

(Address of principal executive offices, including zip code)

(312) 212-8079

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPFI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	OPFI WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on July 20, 2021 (the “Closing Date”), FG New America Acquisition Corp., a Delaware corporation (“FGNA”), completed the transactions contemplated by that certain Business Combination Agreement, dated as of February 9, 2021 (the “Business Combination Agreement”), by and among FGNA, Opportunity Financial, LLC, a Delaware limited liability company (“OppFi”), OppFi Shares, LLC, a Delaware limited liability company (“OFS”), and Todd Schwartz, in his capacity as the representative (the “Members’ Representative”) of the members of OppFi immediately prior to the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Members”). At the Closing, (i) OppFi transferred to the Company (as defined below) 12,977,690 Class A common units of OppFi (“OppFi Units”), which was equal to the number of shares of FGNA’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by FGNA’s public stockholders prior to the Closing and the conversion of FGNA’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”)), (ii) FGNA contributed the Cash Consideration (as defined below) to OppFi in accordance with the Business Combination Agreement, which was distributed to the Members, and (iii) FGNA issued 96,987,093 shares of newly authorized Class V common stock, par value $0.0001 per share (“Class V Voting Stock”), which number of shares of Class V Voting Stock was equal to the number of OppFi Units retained by the Members immediately following the Closing (the “Retained OppFi Units”), and which shares of Class V Voting Stock were distributed to OFS, resulting in the combined company being organized in an “Up-C” structure. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”

Upon the Closing, FGNA as the registrant changed its name to “OppFi Inc.”

Unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refers to OppFi Inc. and its consolidated subsidiaries, including OppFi, following the Closing and references to “FGNA” refer to FG New America Acquisition Corp. at or prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

The aggregate value of the consideration paid to the Members in the Business Combination was approximately $806,517,000, after giving effect to the estimated purchase price adjustments as set forth in the Business Combination Agreement, consisting of: (i) cash consideration in the amount of $91,646,050 (the “Cash Consideration”), equal to the cash remaining in FGNA’s trust account as of immediately prior to the Closing (following the redemption of 14,822,435 shares of Class A Common Stock by the FGNA’s public stockholders (the “Redemption Shares”)), and (i) 96,987,093 shares of Class V Voting Stock.

Immediately after giving effect to the Business Combination, there were 12,977,690 issued and outstanding shares of Class A Common Stock (giving effect to the Redemption Shares and 3,443,750 shares of Class A Common Stock issued upon the conversion of the Company’s Class B Common Stock). On the business day following the Closing, the Company’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from The New York Stock Exchange (the “NYSE”).

Item 1.01.	Entry into a Material Definitive Agreement.

Tax Receivable Agreement

At the Closing, the Company, OppFi, the Members and the Members’ Representative entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”), which provides for, among other things, payment by the Company to the Members of 90% of the U.S. federal, state and local income tax savings realized by the Company as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of Retained OppFi Units for Class A Common Stock or cash.

The Tax Receivable Agreement may be terminated if (i) the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of the agreed payments remaining to be made under the Tax Receivable Agreement, discounted at the Early Termination Rate (as defined therein), (ii) there is a change of control, or (iii) the Company materially breaches any of the material obligations of the Tax Receivable Agreement. Upon early termination by change of control or material breach, all obligations will generally be accelerated and due as if the Company had delivered an early termination notice on the date of such change of control or material breach.

The Tax Receivable Agreement provides that in the event of a change of control, the TRA Party Representative (as defined therein) will have the option to accelerate the unpaid obligations of the Company as calculated in accordance with certain valuation assumptions, including that the Company will have taxable income sufficient to fully utilize the tax items, including deductions, arising from certain basis adjustments and any deduction attributable to any payment made under the Tax Receivable Agreement.

In the event that (i) the Company exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control in the Company or OppFi occur, (iii) the Company, in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by the applicable final payment date, which non-payment continues for 30 days following such final payment date, or (iv) the Company materially breaches any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii), which breach continues without cure for 30 days following receipt by the Company of written notice thereof and written notice of acceleration is received by the Company thereafter (except that in the case that the Tax Receivable Agreement is rejected in a case commenced under bankruptcy laws, no written notice of acceleration is required), in the case of clauses (iii) and (iv), unless certain liquidity exceptions apply, the Company’s obligations under the Tax Receivable Agreement will accelerate, and the Company will be required to make a lump-sum cash payment to the Members and/or other applicable parties.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the full text of the Tax Receivable Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

At the Closing, (i) the Company, (ii) FG New America Investors LLC, a Delaware limited liability company (the “Sponsor”), (iii) D. Kyle Cerminara, Larry G. Swets, Jr., Joseph Moglia, Nicholas Rudd, Hassan Baqar and Robert Weeks (together with the Sponsor, the “Founder Holders”), (iv) the Members, and (v) certain other parties entered into an Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the terms of the Investor Rights Agreement, among other things, (i) the Company, the Founder Holders and certain other parties terminated that certain Registration Rights Agreement, dated as of September 29, 2020, entered into by them in connection with FGNA’s initial public offering, (ii) the Members’ Representative will have the right to nominate five directors to the Board, subject to certain independence and holdings requirements, (iii) the Company agreed to provide certain registration rights for the shares of Class A Common Stock held by or issuable to the Members, the Founder Holders and certain other parties, and (iv) a certain Founder Holder and the Members agreed not to transfer, sell, assign, or otherwise dispose of the shares of Class A Common Stock and the OppFi Units held by such Founder Holder or such Members, as applicable, for twenty-four months and nine months, respectively, following the Closing, subject to certain exceptions, including with respect to shares of Class A Common Stock issuable upon the exchange of 11,600,000 OppFi Units held by the Members (the “Initial Shares”).

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Investor Rights Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Limited Liability Company Agreement of OppFi

Immediately prior to the Closing, the Company, OppFi and the Members entered into the Third Amended and Restated Limited Liability Company Agreement of OppFi (the “OppFi A&R LLCA”), which, among other things, (i) provided for a recapitalization of the ownership structure of OppFi, whereby following the execution of the OppFi A&R LLCA, the ownership structure of OppFi consists solely of the OppFi Units, (ii) designated the Company as the sole manager of OppFi, (iii) provides that beginning on the nine month anniversary of the Closing (unless otherwise waived by the Company, or, with respect to the Initial Shares, following the registration under the Securities Act of 1933, as amended (the “Securities Act”), of such shares), each Retained OppFi Unit held by the Members may be exchanged, subject to certain conditions, for either one share of Class A Common Stock or, at the election of the Company in its capacity as the sole manager of OppFi, the cash equivalent of the market value of one share of Class A Common Stock (the “Exchange Rights”), and (iv)otherwise amended and restated the rights and preferences of the OppFi Units, in each case, as more fully described in the OppFi A&R LLCA.

The foregoing description of the OppFi A&R LLCA does not purport to be complete and is qualified in its entirety by the full text of the OppFi A&R LLCA, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreements

Reference is made to the disclosure set forth in Item 2.03 of this Current Report on Form 8-K under the caption “Credit Agreements”, which is incorporated in this Item 1.01 by reference.

Employment Agreements

Reference is made to the disclosure set forth in Item 2.01 of this Current Report on Form 8- K under the caption “Employment Agreements”, which is incorporated in this Item 1.01 by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (each, an “Indemnification Agreement”) with its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, in each case to the fullest extent permitted by the laws of the State of Delaware.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a form of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated herein contain forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies, or expectations for the Company’s business. These forward-looking statements include, but are not limited to, statements regarding the Company’s or its management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	the liquidity and trading of the Company’s securities;

•	expansion plans and opportunities;

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target” or similar expressions; and

•

other factors detailed under the section titled “Risk Factors” beginning on page 59 of FGNA’s Definitive Proxy Statement on Schedule 14A, filed with the United States Securities and Exchange Commission (the “SEC”) on June 22, 2021 (the “Proxy Statement”), which are incorporated herein by reference.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to a claim under the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted following the Business Combination;

•	the risk that the Business Combination disrupts our current plans and operations;

•	the inability to maintain the listing of our securities on NYSE;

•

the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the effect of becoming publicly listed on the Company, and the inability of the Company’s business to grow and manage growth profitably;

•	the unpredictability of the effects of COVID-19;

•	changes in applicable laws or regulations;

•	the inability to profitably expand into new markets;

•	costs related to the proposed Business Combination;

•	the possibility that we may be adversely impacted by other economic, business, and/or competitive factors;

•	future exchange and interest rates; and

•

other risks and uncertainties indicated in the Proxy Statement, including those under the section titled “Risk Factors” beginning on page 59 thereof, and other filings that the Company has made or will make with the SEC.

Business

Information about the business of the Company is described in the Proxy Statement in the section titled “Information About OppFi” beginning on page 262 thereof, which is incorporated herein by reference. The business of FGNA prior to the Business Combination is described in the Proxy Statement in the section titled “Information About the Company” beginning on page 239 thereof, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business and operations and the Business Combination are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 59 thereof, which is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the consolidated financial statements of Opportunity Financial, LLC and Subsidiaries, which is incorporated herein by reference. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “Summary Historical Financial Information of the Company” on page 57 thereof, “Summary Historical Financial Information of OppFi,” on page 58 thereof, “Unaudited Pro Forma Combined Financial Information” beginning on page 131 thereof and “Comparative Share Information” beginning on page 144 thereof, which are incorporated herein by reference.

Quarterly Results of Operations

The following tables set forth OppFi’s unaudited quarterly key operating metrics and consolidated income statement data for each of the quarters in the years ended December 31, 2019 and 2020, and for the quarter ended March 31, 2021. The information for each of these quarters has been prepared on a basis consistent with OppFi’s consolidated financial statements, which are referenced in Item 9.01 of this Current Report on Form 8-K and are incorporated herein by reference, and in OppFi’s opinion includes all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial information contained in those statements. The following unaudited consolidated quarterly financial data should be read in conjunction with OppFi’s consolidated financial statements and the related notes as referenced in Item 9.01 of this Current Report on Form 8-K. These quarterly results are not necessarily indicative of OppFi’s operating results for a full year or any future period.

Non-GAAP Measures

In addition to gross profit and net income (loss), which are measures presented in accordance with U.S. GAAP, OppFi’s management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors, and competitors in OppFi’s industry in assessing performance. Adjusted EBITDA is a supplemental measure of OppFi’s performance that is neither required by nor presented in accordance with U.S. GAAP. Adjusted EBITDA should not be considered as a substitute for U.S. GAAP metrics such as gross profit, operating income (loss), net income (loss), or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies.

Adjusted EBITDA represents earnings (loss) before interest expense, taxes, depreciation and amortization adjusted for one-time expenses such as recruiting, severance & relocation expenses, stock-based compensation expenses, public company readiness costs and management fees. OppFi believes that adjusted EBITDA is a metric that provides additional insight into the quality of its earnings (loss) because it removes the effect of certain non-cash items and certain charges that are not indicative of OppFi’s core operating performance or results of operations and, over time, is an effective proxy for operating cash flows before interest expense, taxes and capital expenditures.

Adjusted Net Income represents current audited financials earnings before tax, pro forma for fair value accounting, plus recruiting fees, severance and relocation, amortization of debt transaction costs and other addbacks and one-time expenses including one-time implementation fees, stock compensation expenses, public company readiness costs and management fees and assumes a tax rate of 25%. The pro forma fair value accounting adjustments are due to OppFi’s transition from an estimated credit loss application to a fair value application acceptable under U.S. GAAP. Historically, under the expected credit loss application, OppFi has reserved for life losses due to the short duration of receivables.

Adjusted EBITDA is useful to an investor in evaluating OppFi’s performance because this measure:

•	Is widely used by investors and analysts to measure a company’s operating performance;

•	Is a financial measurement that is used by rating agencies, lenders and other parties to evaluate OppFi’s credit worthiness;

•	Is used by OppFi’s management for various purposes, including as a measure of performance and as a basis for strategic planning and forecasting; and

•	Accurately reflects OppFi’s performance as impacted by the changes in value of OppFi’s balance sheet assets.

The following tables include Adjusted EBT, Adjusted Net Income and Adjusted EBITDA for the quarterly periods in the years ended December 31, 2020 and December 31, 2019.

Consolidated Income Statement	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021
	(Unaudited, $ in Millions)
Interest, Loan Related, and Other Income(a)	$52.2	$57.7	$73.4	$84.8	$89.0	$73.6	$73.6	$86.8	$84.3
Amortization of Loan Origination Costs	(8.0)	(8.5)	(10.3)	(12.1)	(14.3)	(12.3)	(10.8)	5.5	—

Total Revenue	$44.2	$49.2	$63.1	$72.7	$74.7	$61.3	$62.8	$92.3	$84.3

Total Provision	$17.4	$25.1	$32.6	$39.3	$32.0	$12.9	$17.9	$28.0	—
Change in Fair Value	—	—	—	—	—	—	—	—	($22.4)

Net Revenue	$26.8	$24.1	$30.5	$33.4	$42.7	$48.4	$44.9	$64.3	$61.9

Expenses	15.2	19.2	21.2	26.2	25.8	23.3	25.6	48.1	37.5

Earnings Before Taxes(b)	$11.6	$4.9	$9.3	$7.2	$16.9	$25.1	$19.3	$16.2	$24.4

(a)	Loan Related Income primarily consists of NSF fees, which are immaterial and were discontinued during Q1 2021.
(b)	Represents Net Income as reported in OppFi’s consolidated financial statements, as OppFi does not have a tax provision under its pass-through structure as a limited liability company.

OppFi adopted ASU 2016-13 under the modified-retrospective method effective January 1, 2021 and elected the fair value option to account for installment finance receivables. OppFi believes that the fair value option better reflects the value of its portfolio and its future economic performance as well as more closely aligns with the OppFi’s marginal decision-making processes that rely on risk based pricing and discounted cash flow methodologies. In accordance with the transition guidance, OppFi (i) released the allowance for estimated losses on finance receivables at that date; (ii) released the unamortized net deferred origination costs at that date; (iii) released the reserve for repurchase liability on third-party lender losses; and (iv) measured the finance receivables at fair value. As a result of the adoption of this ASU, OppFi’s finance receivables are carried at fair value with changes in fair value recognized directly in earnings and origination fees and costs are no longer eligible for deferral.

The following table sets forth our unaudited quarterly consolidated income statement data for each of the quarters in the year ended December 31, 2019 and the year ended December 31, 2020 on a pro forma basis as if OppFi had already adopted ASU 2016-13 and elected the fair value option to account for installment finance receivables for those quarters.

Pro Forma Consolidated Income Statement	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
	(Unaudited, $ in Millions)
Total Revenue	$52.2	$57.7	$73.4	$84.8	$89.0	$73.6	$73.6	$86.8
FV Adjustment	(17.6)	(10.8)	(16.2)	(25.9)	(34.1)	(41.5)	(11.9)	(16.6)

Net Revenue	$34.6	$46.9	$57.2	$58.9	$54.9	$32.1	$61.7	$70.2

Expenses
Sales and Marketing	$6.0	$10.2	$13.0	$14.1	$10.6	$5.2	$9.5	$12.5
Customer Operations	5.7	7.0	8.3	9.9	9.9	8.7	9.4	10.1
Technology, Products, and Analytics	2.4	2.7	2.9	3.5	4.4	4.7	5.1	5.5
General, Administrative, and Other	3.8	5.2	5.2	6.9	6.7	6.7	7.9	11.5
Interest Expense(a)	4.5	5.0	6.1	6.8	6.5	5.4	4.7	4.6

Total Expenses	$22.4	$30.1	$35.5	$41.2	$38.1	$30.7	$36.6	$44.2

Earnings Before Taxes(b)	$12.2	$16.8	$21.7	$17.7	$16.8	$1.4	$25.1	$26.0

Debt Amortization	$0.2	$0.3	$0.6	$0.6	$0.5	$0.5	$0.5	$0.5
Other Addback and One-Time Expenses(c)	0.1	0.1	0.1	0.6	0.0	0.2	0.4	1.8
Adjusted EBT	$12.5	$17.2	$22.4	$18.9	$17.3	$2.1	$26.0	$28.3

Pro Forma Taxes(d)	$3.1	$4.3	$5.6	$4.7	$4.3	$0.5	$6.5	$7.1
Adjusted Net Income	$9.4	$12.9	$16.8	$14.2	$13.0	$1.6	$19.5	$21.2

Pro Forma Taxes(d)	$3.1	$4.3	$5.6	$4.7	$4.3	$0.5	$6.5	$7.1
Depreciation and Amortization	0.9	1.0	1.1	1.3	1.4	1.6	1.8	2.0
Interest Expense	4.3	4.7	5.5	6.2	6.0	4.9	4.2	4.2
Business (Non-Income) Taxes	0.1	0.3	0.3	0.4	0.2	0.5	0.4	0.3

Adjusted EBITDA	$17.8	$23.2	$29.3	$26.8	$24.9	$9.1	$32.4	$34.8

(a)	Includes debt amortization costs.
(b)	Represents Net Income as reported OppFi’s consolidated financial statements, as OppFi does not have tax provision under its pass-through structure as a limited liability company.
(c)	Includes one-time implementation fees, stock compensation expenses, IPO readiness costs and management fees.
(d)	Assumes a tax rate of 25% reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with publicly traded companies.

Key Performance Metrics	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021
	(Unaudited, $ in Millions, except as noted)
Total Net Originations(a)	$75.7	$120.1	$144.4	$156.4	$124.1	$78.1	$131.2	$149.9	$99.8
% of Net Originations by Bank Partners	41.8%	50.7%	54.2%	59.6%	65.1%	62.0%	65.2%	66.5%	76.1%
% of Net Originations by New Loans	51.6%	56.6%	59.8%	56.9%	52.0%	31.7%	41.0%	42.7%	33.5%
Average Yield	129.0%	127.5%	128.4%	127.7%	127.1%	124.3%	128.3%	134.8%	129.8%
Net Charge-Offs as % of Avg. Receivables(b)	42.3%	36.9%	40.7%	47.2%	45.9%	40.0%	24.4%	31.0%	30.1%
Marketing Cost per Funded Loan (in U.S. dollars)(c)	$53	$72	$77	$74	$77	$91	$62	$65	$56
Marketing Cost per New Funded Loan (in U.S. dollars)	$204	$145	$130	$156	$228	$454	$212	$212	$266
Auto-Approval Rate(d)	11.0%	9.8%	10.2%	18.3%	20.5%	19.1%	20.9%	25.7%	41.3%
Sales and Servicing Cost per Loan (in U.S. dollars)(e)	$145	$156	$147	$148	$138	$137	$156	$162	$155
Ending Receivables(f)	$162.3	$201.3	$245.6	$282.2	$269.5	$218.8	$240.3	$275.7	$245.3

(a)	Total net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
(b)

Net charge-offs as a percentage of average receivables (defined as unpaid principal of both on- and off-balance sheet loans) represents total charge offs from the period less recoveries as a percent of average receivables. OppFi charges off loans after they are more than 90 days delinquent.

(c)

Marketing Cost per Funded Loan represents marketing cost per funded loan for new and refinanced loans. This metric is the amount of direct marketing costs incurred during a period divided by the number of loans originated during that same period.

(d)	Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.
(e)

Sales and Servicing cost per loan is calculated by taking the total servicing costs, which include customer center salaries, underwriting and reporting costs, and payment processing fees, divided by the average amount of outstanding loans during that period.

(f)	Unpaid principal of both on- and off-balance sheet loans.

EBT Bridge to Pro Forma Fair Value EBT	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
	(Unaudited, $ in Millions)
GAAP Net Income(a)	$11.6	$4.9	$9.3	$7.2	$16.9	$25.1	$19.3	$16.2

Loan Loss Reserve Adjustment	$0.0 99.8	$8.4	$9.4	$8.2	($0.2)	($10.9)	$4.0	$8.2
Capitalization Adjustment	0.9	(2.4)	(3.9)	(2.9)	2.0	4.9	(0.2)	(1.7)
Increase / (Decrease) in FMV	(0.3)	5.9	6.9	5.2	(1.9)	(17.7)	2.0	3.3

Total FV Adjustments	$0.6	$11.9	$12.4	$10.5	($0.1)	($23.7)	$5.8	$9.8
FV EBT	$12.2	$16.8	$21.7	$17.7	$16.8	$1.4	$25.1	$26.0

(a)	Represents Net Income as reported in OppFi’s consolidated financial statements, as OppFi does not have a tax provision under its pass-through structure as a limited liability company.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement in the sections titled “OppFi Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 289 thereof and “the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 253 thereof, which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company, the Company is not required to provide this disclosure pursuant to Item 305(e) of regulation S-K.

Properties

The properties of the Company are described in the Proxy Statement in the sections titled “Information About OppFi – Facilities” on page 287 thereof, which is incorporated herein by reference.

Beneficial Ownership of Securities

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s Class A Common Stock and Class V Voting Stock (collectively, the “Common Stock”) as of the Closing, after giving effect to the Closing (including the redemption of the Redemption Shares and the conversion of the Class B Common Stock), by:

•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership for the purposes of the following table is determined according to the rules and regulations of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options, warrants and exchange rights that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person and the percentage ownership of that person in the table below, all shares subject to options, warrants and exchange rights units held by such person were deemed outstanding if such securities are currently exercisable or exercisable within 60 days of the Closing Date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. The following table also includes Retained Units (and Earnout Units) that may be exchanged for shares of Class A Common Stock pursuant to the exercise of Exchange Rights, whether or not such Exchange Rights are or may be exercisable within 60 days.

The beneficial ownership of Common Stock is based on 12,977,690 shares of Class A Common Stock, 0 shares of Class B Common Stock and 96,987,093 shares of Class V Voting Stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
Directors and Executive Officers:
Todd Schwartz(2)	96,987,093	88.2%
Theodore Schwartz(3)	33,659,058	30.6%
Jared Kaplan(4)	8,462,035	7.7%
Christina Favilla	—	—
Jocelyn Moore	—	—%
David Vennettilli(5)	195,076	* %
Greg Zeeman	—	—
Neville Crawley	—	—
Shiven Shah(6)	—	—
Salvador Hazday(7)	—	—
Christopher McKay(8)	1,963,075	2.0%
Pamela Johnson	—	—
All directors and executive officers as a group (12 individuals)	83,483,712	75.9%

Five Percent Holders:
OppFi Shares, LLC(9)	96,987,093	88.2%
Todd Schwartz Capital Group(2)	33,683,095	30.6%
LTHS Capital Group(3)	33,659,058	30.6%

*	Less than one percent
(1)	Unless otherwise indicated, the business address of each of the individuals and entities is 130 E. Randolph Street, Suite 3400, Chicago, Illinois 60601.
(2)

Represents 96,987,093 shares of Class V Voting Stock held of record by OFS (including 25,500,000 shares of Class V Voting Stock that correspond to an equivalent number of Earnout Units), which has voting power over such shares of Class V Common Stock and which is 100% owned by TGS Revocable Trust, whose sole trustee is Todd Schwartz. The shares of Class V Voting Stock held of record by OFS include (i) 33,683,095 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 8,856,010 Earnout Units) held indirectly by Todd Schwartz through Todd Schwartz Capital Group LP, of which Todd Schwartz is the general partner, and (ii) 2,636,355 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 693,155 Earnout Units) held indirectly by Todd Schwartz through MCS 2017 Trust fbo Todd Schwarz, of which Todd Schwartz is the sole trustee and sole beneficiary. Todd Schwartz disclaims beneficial ownership of the Retained OppFi Units held by Todd Schwartz Capital Group LP, except to the extent of his pecuniary interest therein. The business address of Todd Schwartz is c/o TCS Group, LLC, One North Wacker Drive, Suite 3605, Chicago, IL 60606.

(3)

Represents shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 8,849,693 Earnout Units) held indirectly by Theodore Schwartz through LTHS Capital Group LP, of which Theodore Schwartz is the general partner. Theodore Schwartz disclaims beneficial ownership of the Retained OppFi Units held by LTHS Capital Group LP, except to the extent of his pecuniary interest therein. The business address of Theodore Schwartz is c/o TCS Group, LLC, One North Wacker Drive, Suite 3605, Chicago, IL 60606.

(4)

Represents (i) 7,681,733 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 2,019,694 Earnout Units and 85,977 Retained OppFi Units subject to certain vesting provisions) held indirectly by Jared Kaplan through OppFi Management Holdings, LLC (“OFMH”), which is a member of OppFi and of which Mr. Kaplan is a member, and (ii) 780,302 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 205,158 Earnout Units) held indirectly by Mr. Kaplan through JSK Management Holdings, LLC, of which Mr. Kaplan is the sole member.

(5)

Represents shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 51,290 Earnout Units) held indirectly by David Vennettilli through DAV 513 Revocable Trust, of which Mr. Vennettilli is the sole trustee and sole beneficiary. The business address of Mr. Vennettilli is c/o TCS Group, LLC, One North Wacker Drive, Suite 3605, Chicago, IL 60606.

(6)

Represents 1,775,396 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 466,790 Earnout Units) held indirectly by Shiven Shah through OFMH, which is a member of OppFi and of which Mr. Shah is a member.

(7)

Represents 1,109,622 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 291,744 Earnout Units) held indirectly by Salvador Hazday through OFMH, which is a member of OppFi and of which Mr. Hazday is a member.

(8)

Represents 1,963,075 shares of Class V Voting Stock that correspond to an equivalent number of Retained OppFi Units (including 516,135 Earnout Units and 44,438 Retained OppFi Units subject to certain vesting conditions) held indirectly by Christopher McKay through OFMH, which is a member of OppFi and of which Mr. McKay is a member.

(9)

All shares of Class V Voting Stock are held of record by OFS, which has voting power over such shares of Class V Common Stock and which is 100% owned by TGS Revocable Trust, whose sole trustee is Todd Schwartz.

Management and Board of Directors

The following persons are the directors and executive officers of the Company immediately following the Closing:

Name	Age	Position
Todd Schwartz	39	Executive Chairman of the Board of Directors, Class III Director
Theodore Schwartz	67	Class I Director
Jared Kaplan	41	Chief Executive Officer, Class II Director
Christina Favilla	54	Class I Director
Jocelyn Moore	45	Class I Director
David Vennettilli	33	Class III Director
Greg Zeeman	52	Class II Director
Neville Crawley	42	President
Shiven Shah	43	Chief Financial Officer
Salvador Hazday	50	Chief Operating Officer
Christopher McKay	44	Chief Risk and Analytics Officer
Pamela Johnson	60	Chief Accounting Officer

Executive Officers

The following is a brief biography of each of the Company’s executive officers and key employees.

Jared Kaplan, Chief Executive Officer. Jared Kaplan is the Chief Executive Officer of the Company and served in that capacity for OppFi since November 2015. Prior to joining OppFi, Mr. Kaplan was a co-founder and Executive Vice President of Insureon, an online agency for small business insurance, where he worked since 2012. Between 2004 and 2011, Mr. Kaplan held positions at Accretive LLC, an early-stage private equity firm. Previously, Mr. Kaplan was an analyst at Goldman Sachs. He holds a B.B.A. in Business Administration from the University of Michigan.

Neville Crawley, President. Neville Crawley is the President of the Company and served in that capacity for OppFi since July 2021. Mr. Crawley previously served as the Chief Executive Officer and a director of Kiva Microfunds, a global fintech company, from October 2017 until June 2021, as the Founder of Engram Labs, a technology company engaged in the development of quantitative trading algorithms, from October 2016 until October 2017, and as the Chief Executive Officer and a director of Quid, Inc., an artificial intelligence company, from May 2013 until October 2016. He also previously served as a Senior Vice President of Strategy and Corporate Development at Gerson Lehrman Group, a provider of intelligence to financial services firms, as an Engagement Manager at McKinsey & Company, providing consulting services to fintech Companies, financial institutions and leading M&;A projects, and as a General Manager at Magicalia, leading a number of social media apps. He holds a B.A. (with honors) in Interactive Arts from Manchester Metropolitan University and an M.B.A. from London Business School.

Shiven Shah, Chief Financial Officer. Shiven Shah is the Chief Financial Officer of the Company and served in that capacity for OppFi since April 2017. Prior to joining OppFi, Mr. Shah was a Managing Director and U.S. Chief Financial Officer of ABN AMRO Clearing Bank N.V., a derivatives clearing bank, where he worked between May 2015 to March 2017. Between 2012 and 2015, Mr. Shah was the Head of Finance at PEAK6 Investments LP. Previously, Mr. Shah held senior finance roles at Citigroup including SVP, Corporate Strategy and M&A. He holds a B.A in Economics from Northwestern University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Salvador Hazday, Chief Operating Officer. Salvador Hazday is the Chief Operating Officer of the Company and served in that capacity for OppFi since July 2017. Prior to joining OppFi, Mr. Hazday held various positions at Automatic Data Processing (ADP) from 2007 to July 2017, including most recently as Senior Vice President, Small Business Services. Previously, Mr. Hazday held roles at Office Depot, Adjoined Consulting and Accenture. He holds a B.A in Ethics, Politics & Economics from Yale University and an M.B.A. from the Stanford University Graduate School of Business.

Christopher McKay, Chief Risk and Analytics Officer. Christopher McKay is the Chief Risk and Analytics Officer of the Company and served in that capacity for OppFi since June 2013. Prior to joining OppFi, Mr. McKay was a Senior Director, Partnership Analytics at Capital One, where he worked between April 2012 and June 2013. Previously, Mr. McKay held various roles at HSBC, including most recently as Director, Risk. He holds a B.S. in Industrial Engineering and Operations Research from the University of California at Berkeley.

Pamela Johnson, Chief Accounting Officer. Pamela Johnson is the Chief Accounting Officer of the Company and served in that capacity for OppFi since June 2021. Ms. Johnson previously served as a consultant to OppFi from February 2021 until her appointment as Chief Accounting Officer. Ms. Johnson previously served as the Chief Financial Officer of Heights Finance, an installment lender offering non-prime loans in a six state region from December 2010 until December 2020, and as the Chief Financial Officer of Pioneer Financial Services, Inc., a purchaser of loans made by Pioneer Military Loans, a division of MidCountry Bank that offered loans to active duty and retired military members who had challenges accessing traditional sources of credit. She holds a Bachelor of Business and Master of Accountancy from Western Illinois University.

Non-Employee Directors

Information with respect to the Company’s directors immediately following the Closing is set forth in the Proxy Statement in the section titled “Management After the Business Combination – Non-Employee Directors” beginning on page 319 thereof, which is incorporated herein by reference.

Director Independence and Controlled Company Exception

We are a “controlled company” under the rules of NYSE. As a result, we qualify for exemptions from, and may elect not to comply with, certain corporate governance requirements under the rules, including the requirements that within one year of the completion of this offering we have a board that is composed of majority of “independent directors,” as defined under the rules, and a compensation committee and a nominating and corporate governance committee that are composed entirely of independent directors. Even though we are a controlled company, we are required to comply with the rules of the SEC and NYSE relating to the membership, qualifications and operations of the audit committee, as discussed below.

The rules of NYSE define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. After the Closing the Members, as described in the “Introductory Note” to this Current Report on Form 8-K, which is incorporated herein by reference, beneficially own approximately 88.1% of the combined voting power of the Common Stock. Accordingly, we qualify as a “controlled company” and will be able to rely on the controlled company exemption from the director independence requirements of NYSE relating to the board of directors, compensation committee and nominating and corporate governance committee. See “Risk Factors— In connection with the business combination, we will be a “controlled company” within the meaning of NYSE rules and, as a result, will be exempt from certain corporate governance requirements.” As a result, we qualify for, and intend to rely on, exemptions from certain corporate governance standards. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.” If we cease to be a controlled company and our common stock continues to be listed on NYSE, we will be required to comply with these requirements by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be.

In connection with this offering, the Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that Christina Favilla, Jocelyn Moore and Greg Zeeman are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange, representing three of our seven directors.

Classified Board of Directors

Information with respect to the classification of the Board is set forth in the Proxy Statement in the section titled “Management After the Business Combination – Classified Board of Directors” on page 321 thereof, which is incorporated herein by reference.

Family Relationships

Information with respect to family relationships of our directors and executive is set forth in the Proxy Statement in the section titled “Management After the Business Combination – Family Relationships” on page 321 thereof, which is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the Company’s directors and executive officers immediately following the Closing is set forth in the Proxy Statement in the section titled “Management After the Business Combination – Committees of the Board of Directors” beginning on page 321 thereof, which is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of OppFi prior to the consummation of the Business Combination and for OppFi’s fiscal year ended December 31, 2020 is set forth in the Proxy Statement in the sections titled “Executive Compensation” beginning on page 324 thereof, which is incorporated herein by reference.

Employment Agreements

A description of the employment agreements with the Company’s executive officers is set forth in the Proxy Statement in the sections titled “Executive Compensation – Employment Agreements” beginning on page 325 thereof, which is incorporated herein by reference.

Additionally, Neville Crawley, the Company’s President, is a party to an employment agreement with OppFi, dated July 8, 2021. Mr. Crawley’s agreement provides for base compensation of $400,000, subject to merit increases from time to time as determined by the Compensation Committee of the Board (the “Compensation Committee”), and an annual incentive bonus with a target of 40% of his annual base salary, which may be increased up to 100% of his annual base salary, with the actual bonus amount determined based on achievement of performance targets as determined by the Compensation Committee. Mr. Crawley’s agreement also provides for grants of (i) 1.2 million non-qualified stock options to purchase Class A Common Stock vesting over a four year period, of which 600,000 will be exercisable at a price of $20 per share and 600,000 will be exercisable at the closing price of the Class A Common Stock on the Date of grant, and (ii) not earlier than sixty days following the Closing, a grant of restricted stock or restricted stock units valued at $2 million, determined by the forty-five day historical volume weighted average price of the Class A Common Stock and vesting over a four year period. Mr. Crawley is entitled to participate in the Company’s employee benefit plans, paid vacation in accordance with the Company’s policies, customary reimbursement of business expenses and reimbursement of certain fees incurred in connection with his employment agreement. Mr. Crawley’s agreement provides that upon a change in control (as defined in the Incentive Plan), 50% of the unvested portion of Mr. Crawley’s initial option grants will immediately vest, and if his service is terminated other than for cause (as defined therein) or for Good Reason (as defined therein), the remaining unvested grants will vest, provided that all such initial option grants shall immediately vest if such options are not assumed and continued by the acquirer upon the change in control.

Mr. Crawley is subject to a non-competition covenant as well as a covenant to refrain from soliciting suppliers, vendors, employees, consultant and Customer of the Company that continues, in each case, for 12 months after termination of employment for any reason, along with customary confidentiality and non-disparagement covenants. In the event Mr. Crawley’s service is terminated by the Company without Cause or by Mr. Crawley for Good Reason, he will be entitled to twelve months base salary and healthcare premiums.

The foregoing description of the employment agreement with Mr. Crawley does not purport to be complete and is qualified in its entirety by reference to the full text of such employment agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of FGNA and OppFi are described in the Proxy Statement in the section titled “Certain Relationships and Related Transactions” beginning on page 350 thereof, which is incorporated herein by reference.

Policies and Procedures for Related Person Transactions

Information with respect to the policies and procedures for related person transactions is set forth in the Proxy Statement in the section titled “Certain Relationships and Related Transactions – Policies and Procedures for Related Person Transactions” on page 354 thereof, which is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of OppFi and FGNA is set forth in the Proxy Statement in the sections titled “Information About OppFi – Legal Proceedings” beginning on page 287 thereof and “Information about the Company – Legal Proceedings” on page 252 thereof, respectively, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

As of the Closing Date, there were approximately 14 holders of record of the Class A Common Stock, excluding beneficial owners holding shares through nominee holders of record, 0 holders of record of the Class B Common Stock, which automatically converted into Class A Common Stock on a one-for-one basis in connection with the Closing, and one holder of record of the Class V Voting Stock.

The Class A Common Stock and warrants to purchase Class A Common Stock (“Warrants”) began trading on the NYSE under the symbols “OPFI” and “OPFI WS”, respectively, on July 21, 2021. In connection with the Closing, each of FGNA’s publicly traded units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from the NYSE.

The Company has not paid any cash dividends on the Common Stock to date and does not intend to pay any cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenue and earnings, if any, capital requirements, liabilities and related reserves, and general financial condition. The payment of any cash dividends will be within the discretion of the Board from time to time and subject to applicable Delaware law. It is the present intention of the Company’s Board to retain all earnings, if any, for use in business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, the Company’s ability to declare dividends is currently limited by restrictive covenants in connection with certain credit facilities.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth in Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement in the section titled “Description of Securities” beginning on page 330 thereof, which is incorporated herein by reference.

Immediately following the Closing, there were 12,977,690 shares of Class A Common Stock, held of record by approximately 14 holders, 96,987,093 shares of Class V Voting Stock issued and outstanding, held of record by one holder, and 15,339,437 warrants to purchase shares of Class A Common Stock outstanding held of record by one holder, in each case excluding beneficial owners holding shares through nominee holders of record.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Indemnification Agreements,” which is incorporated herein by reference. Reference is further made to the disclosure set forth in the Proxy Statement in the section titled “Certain Relationships and Related Transactions – OppFi Related Party Transactions – Director and Officer Indemnification” on page 353, which is incorporated herein by reference.

The Charter and the Amended and Restated Bylaws provide that the officers and directors of the Company will be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as it now exists or may in the future be amended, for any threatened, pending or completed action, suit or proceeding relating to any such officer’s or director’s service to the Company. The Charter and the Amended and Restated Bylaws also require the Company to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under General Corporation Law of the State of Delaware. In addition, the Charter provides that directors will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, unless such directors violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Additionally, pursuant to the Business Combination Agreement, the Company is required to maintain all such indemnification provisions in the Charter and the Amended and Restated Bylaws until at least the sixth anniversary of the Closing Date, including in the event of any change in control of the Company.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Secured Multi-Draw Term Loan Facility with Midtown Madison Management, LLC and Funds of Atalaya Capital Management

OppFi is party to that certain Senior Secured Multi-Draw Term Loan Facility with Midtown Madison Management, LLC as agent for Atalaya Special Opportunities Fund VII LP (together with the other affiliated funds that became lenders party thereto, the “Atalaya Lenders”), originally entered into on November 9, 2018 (as amended to date, the “Atalaya Term Loan Facility”). The Atalaya Term Loan Facility provides for maximum term loan commitments by the Atalaya Lenders of up to $50,000,000, all of which has been drawn by OppFi.

The Atalaya Term Loan Facility bears interest at the one-month LIBOR rate plus 10% (subject to customary LIBOR replacement provisions), subject to a LIBOR floor of 2.00%, payable monthly in arrears.

OppFi’s obligations under the Atalaya Term Loan Facility are secured by all of OppFi’s assets, other than the assets and equity interests of its SPE borrower subsidiaries, and are guaranteed by all of its subsidiaries, other than its SPE borrower subsidiaries.

The Atalaya Term Loan Facility is subject to a borrowing base and various financial covenants, including maximum consolidated debt to EBITDA ratio and minimum consolidated fixed charge coverage ratio and liquidity. Outstanding obligations under the Atalaya Term Loan Facility may be prepaid beginning on September 30, 2022, subject to prepayment premiums. In addition, OppFi is subject to certain mandatory prepayment requirements in the event its borrowings under the Atalaya Term Loan Facility exceed its borrowing base. The Atalaya Term Loan Facility contains certain customary representations and warranties and affirmative and negative covenants, including with respect to dividends and other restricted payments. Outstanding obligations under the Atalaya Term Loan Facility, including unpaid principal and interest, are due on March 30, 2025 unless there is an earlier event of default such as bankruptcy, default on interest payments, a cross default on certain other debt obligations, or failure to perform or observe covenants, at which point the obligations may become due earlier, and additional default interest is due in addition to any other amounts owed and payable while such events of default are ongoing.

In connection with entering into the Atalaya Term Loan Facility and certain amendments thereto, OppFi issued to Midtown Madison Management, LLC, as agent for the Atalaya Lenders, warrants to purchase equity interests in OppFi. These warrants were transferred to an affiliate of the Atalaya Lenders and were automatically exercised in connection with the Closing and such affiliate of the Atalaya Lenders became a Member. In connection with the execution of the OppFi A&R LLCA, such equity interests were recapitalized into Retained OppFi Units representing less than 1% of the outstanding OppFi Units immediately following the Closing.

The foregoing description of the Atalaya Term Loan Facility is not complete and is qualified in its entirety by reference to the full text of the Atalaya Term Loan Facility, which is attached as Exhibit 10.23 to this Current Report on Form 8-K, and the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, the Omnibus Amendment to Loan Agreement and other Basic Documents, and the Sixth Amendment thereto attached as Exhibits 10.24, 10.25, 10.26, 10.27, 10.28 and 10.29, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Amended and Restated Program Agreement with Midtown Madison Management, LLC and Funds of Atalaya Capital Management (Opportunity Funding SPE II, LLC)

OppFi and Opportunity Funding SPE II, LLC, a wholly owned subsidiary of OppFi (“SPE II”), are parties to an Amended and Restated Program Agreement, originally entered into on August 1, 2017 (as amended to date, the “Program Agreement”), with Midtown Madison Management, LLC, as purchaser agent (“Purchaser Agent”) for funds of Atalaya Capital Management (the “Program Purchasers”). Pursuant to the terms of the Program Agreement and related participation purchase and sale agreements, the Program Purchasers have agreed to purchase from SPE II up to $165.0 million of 97.5% participation interests in: (i) finance receivables directly originated by OppFi and acquired by SPE II and (ii) participation rights in the economic interests of finance receivables originated by OppFi’s bank partners on the OppFi platform and acquired by SPE II. Pursuant to the terms of the Program Agreement, the Program Purchasers earn a preferred return of 15% on the participation interests purchased and a performance fee after the preferred return has been satisfied.

SPE II has certain repurchase obligations with respect to participation interests purchased by the Program Purchasers if representations and warranties made by SPE II with respect thereto are not accurate when made. Pursuant to a servicing agreement, OppFi has agreed to service the finance receivables and participation rights, as applicable, purchased by SPE II and the participation interests therein purchased by the Program Purchasers. The obligations of SPE II under the Program Agreement are secured by substantially all of the assets of SPE II.

The Purchaser Agent may at any time refuse to purchase participation interests pursuant to the Program Agreement, provided that following such a refusal, SPE II will have the right to terminate the Program Agreement at any time and for any reason, in its sole discretion, upon giving five business days notice to the Purchaser Agent.

The Program Agreement contains certain customary representations and warranties and affirmative and negative covenants, including minimum tangible net worth and liquidity and performance metrics related to the participation interests purchased by the Program Purchasers, and provides for certain events of default, including, but not limited to, a cross-default on certain other debt obligations and bankruptcy or insolvency events, subject to customary cure periods, as applicable.

The foregoing description of the Program Agreement is not complete and is qualified in its entirety by reference to the full text of the Program Agreement, which is attached as Exhibit 10.30 to this Current Report on Form 8-K, and amendments 1 and 2 thereto attached as Exhibits 10.31 and 10.32, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Amended and Restated Revolving Credit Agreement with Ares Agent Services, L.P. (Opportunity Funding SPE III, LLC)

OppFi, Opportunity Funding SPE III, LLC, a wholly owned SPV subsidiary of OppFi (“SPE III”), OppWin, LLC a wholly owned subsidiary of OppFi (“OppWin”), and the other credit parties and guarantors thereto, are parties to an Amended and Restated Revolving Credit Agreement, originally entered into on January 31, 2020 (as amended to date, the “Ares SPE III Credit Agreement”), with Ares Agent Services, L.P., as administrative agent and collateral agent (“Ares”), and the lenders party thereto. The Ares SPE III Credit Agreement provides for a senior secured asset-backed revolving credit facility with maximum available borrowings for SPE III, as borrower, of $175 million.

Borrowings under the Ares SPE III Credit Agreement are secured by substantially all of the assets of SPE III. Pursuant to receivables purchase agreements, SPE III has agreed to purchase from OppFi and OppWin, as applicable, (i) finance receivables directly originated by OppFi and (ii) participation rights in the economic interests of finance receivables originated by OppFi’s bank partners on the OppFi platform. OppFi and OppWin have certain repurchase obligations with respect to finance receivables or participation rights purchased by SPE III if representations and warranties made by OppFi or OppWin, as applicable, with respect thereto are not accurate when made. Pursuant to a servicing agreement, OppFi has agreed to service the finance receivables and participation rights, as applicable, purchased by SPE III.

Libor Rate Loans (as defined in the Ares SPE III Credit Agreement) bear interest at a floating rate that is the greater of (i) 2.00% and (ii) one-month LIBOR, plus 6.00% (subject to customary LIBOR replacement provisions), and Base Rate Loans (as defined in the Ares SPE III Credit Agreement) bear interest at the Base Rate (as defined in the Ares SPE III Credit Agreement), plus 6.00%. Interest is payable monthly in arrears, and any amounts due under the Ares SPE III Credit Agreement may be prepaid voluntarily subsequent to its first anniversary upon notice to Ares, subject to the borrowing base limitations and other customary conditions and further subject in certain cases to prepayment premiums and minimum utilization penalties. Borrowings under the Ares SPE III Credit Agreement are subject to a borrowing base.

The Ares SPE III Credit Agreement is scheduled to mature on January 31, 2024, and all outstanding amounts thereunder are due on such date.

The Ares SPE III Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including with respect to dividends and other restricted payments, various financial covenants, including minimum adjusted tangible net worth, liquidity, earnings and maximum senior leverage ratio, and performance metrics related to the finance receivables and participation rights purchased by SPE III, and provides for certain events of default, including, but not limited to, failure to pay any principal, interest or other amounts when due, failure to perform or observe covenants, cross-default on certain other debt obligations and bankruptcy or insolvency events, subject to customary cure periods, as applicable. Amounts owed by OppFi under the Ares SPE III Credit Agreement could be accelerated and become immediately due and payable following the occurrence an event of default, and additional default interest is due in addition to any other amounts owed and payable while such events of default are ongoing.

The foregoing description of the Ares SPE III Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Ares SPE III Credit Agreement, which is attached as Exhibit 10.9 to this Current Report on Form 8-K, and amendments 1, 2, 3 and 4 thereto attached as Exhibits 10.10, 10.11, 10.12 and 10.13, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Revolving Credit Agreement with BMO Harris Bank, N.A. (Opportunity Funding SPE IV, LLC)

OppFi, Opportunity Funding SPE IV, LLC, a wholly owned subsidiary of OppFi (“SPE IV”), OppWin, and the other credit parties and guarantors thereto, are parties to a Revolving Credit Agreement, originally entered into on August 19, 2019 (as amended to date, the “BMO Credit Agreement”), with BMO Harris Bank, N.A., as administrative agent and collateral agent (“BMO”), and the lenders party thereto. The BMO Credit Agreement provides for a senior secured reserve-based revolving credit facility with maximum available borrowings for SPE IV, as borrower, of $25 million, which may be increased in accordance with the terms thereof.

Borrowings under the BMO Credit Agreement are secured by substantially all of the assets of SPE IV. Pursuant to receivables purchase agreements, SPE IV has agreed to purchase from OppFi and OppWin, as applicable, (i) finance receivables directly originated by OppFi and (ii) participation rights in the economic interests of finance receivables originated by OppFi’s bank partners on the OppFi platform. OppFi and OppWin have certain repurchase obligations with respect to finance receivables or participation rights purchased by SPE IV if representations and warranties made by OppFi or OppWin, as applicable, with respect thereto are not accurate when made. Pursuant to a servicing agreement, OppFi has agreed to service the finance receivables and participation rights, as applicable, purchased by SPE IV.

Borrowings under the BMO Credit Agreement bear interest at a floating rate that is the greater of (i) 0.50% and (ii) LIBOR plus 4.25% (subject to customary LIBOR replacement provisions). Interest is payable monthly in arrears, and any amounts due under the BMO Credit Agreement may be prepaid voluntarily from time to time upon notice to BMO, subject to the borrowing base limitations and other customary conditions and generally without premium or penalty. Borrowings under the BMO Credit Agreement are subject to a borrowing base.

The BMO Credit Agreement is scheduled to terminate on August 19, 2021, and all outstanding amounts thereunder are due no later than six months following such date.

The BMO Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including with respect to dividends and other restricted payments, various financial covenants, including minimum adjusted tangible net worth, liquidity, earnings and maximum senior leverage ratio, and performance metrics related to the finance receivables and participation rights purchased by SPE IV, and provides for certain events of default, including, but not limited to, failure to pay any principal, interest or other amounts when due, failure to perform or observe covenants, cross-default on certain other debt obligations and bankruptcy or insolvency events, subject to customary cure periods, as applicable. Amounts owed by OppFi under the BMO Credit Agreement could be accelerated and become immediately due and payable following the occurrence an event of default, and additional default interest is due in addition to any other amounts owed and payable while such events of default are ongoing.

OppFi has provided a guaranty of the obligations of SPE IV under the BMO Credit Agreement.

The foregoing description of the BMO Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the BMO Credit Agreement, which is attached as Exhibit 10.38 to this Current Report on Form 8-K, and amendments 1, 2, 3 and 4 thereto attached as Exhibits 10.39, 10.40, 10.41 and 10.42, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Revolving Credit Agreement with Midtown Madison Management, LLC and Funds of Atalaya Capital Management (Opportunity Funding SPE V, LLC)

OppFi, Opportunity Funding SPE V, LLC, a wholly owned SPV subsidiary of OppFi (“SPE V”), OppWin, and the other credit parties and guarantors thereto, are parties to a Revolving Credit Agreement, originally entered into on April 15, 2019 (as amended to date, the “Atalaya Credit Agreement”), with Midtown Madison Management, LLC, as administrative agent and collateral agent (“Atalaya”), and the various funds of Atalaya Capital Management party thereto as lenders. The Atalaya Credit Agreement provides for a senior secured reserve-based revolving credit facility with maximum available borrowings for SPE V, as borrower, of $75 million, subject to certain requirements to borrow pro rata from the Atalaya Credit Agreement and the Ares SPE VI Credit Agreement.

Borrowings under the Atalaya Credit Agreement are secured by substantially all of the assets of SPE V. Pursuant to receivables purchase agreements, SPE V has agreed to purchase from OppFi and OppWin, as applicable, (i) finance receivables directly originated by OppFi and (ii) participation rights in the economic interests of finance receivables originated by OppFi’s bank partners on the OppFi platform. OppFi and OppWin have certain repurchase obligations with respect to finance receivables or participation rights purchased by SPE V if representations and warranties made by OppFi or OppWin, as applicable, with respect thereto are not accurate when made. Pursuant to a servicing agreement, OppFi has agreed to service the finance receivables and participation rights, as applicable, purchased by SPE V.

Libor Rate Loans (as defined in the Atalaya Credit Agreement) bear interest at a floating rate that is the greater of (i) 2.25% and (ii) one-month LIBOR, plus 7.25%, and Base Rate Loans (as defined in the Ares SPE VI Credit Agreement) bear interest at the Base Rate (as defined in the Atalaya Credit Agreement), plus 7.25%. Interest is payable monthly in arrears, and any amounts due under the Atalaya Credit Agreement may be prepaid voluntarily subsequent to its first anniversary upon notice to Atalaya, subject to the borrowing base limitations and other customary conditions and further subject in certain cases to prepayment premium and minimum utilization penalties. Borrowings under the Atalaya Credit Agreement are subject to a borrowing base.

The Atalaya Credit Agreement is scheduled to mature on April 15, 2023, and all outstanding amounts thereunder are due on such date.

The Atalaya Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including with respect to dividends and other restricted payments, various financial covenants, including minimum adjusted tangible net worth, liquidity, earnings and maximum senior leverage ratio, and performance metrics related to the finance receivables and participation rights purchased by SPE V, and provides for certain events of default, including, but not limited to, failure to pay any principal, interest or other amounts when due, failure to perform or observe covenants, cross-default on certain other debt obligations and bankruptcy or insolvency events, subject to customary cure periods, as applicable. Amounts owed by OppFi under the Atalaya Credit Agreement could be accelerated and become immediately due and payable following the occurrence an event of default, and additional default interest is due in addition to any other amounts owed and payable while such events of default are ongoing.

The foregoing description of the Atalaya Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Atalaya Credit Agreement, which is attached as Exhibit 10.33 to this Current Report on Form 8-K, and amendments 1, 2, 3 and 4 thereto attached as Exhibits 10.34, 10.35, 10.36 and 10.37, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Revolving Credit Agreement with Ares Agent Services, L.P. (Opportunity Funding SPE VI, LLC)

OppFi, Opportunity Funding SPE VI, LLC, a wholly owned SPV subsidiary of OppFi (“SPE VI”), OppWin, and the other credit parties and guarantors thereto, are parties to a Revolving Credit Agreement, originally entered into on April 15, 2019 (as amended to date, the “Ares SPE VI Credit Agreement”), with Ares and the lenders party thereto. The Ares SPE VI Credit Agreement provides for a senior secured asset-backed revolving credit facility with maximum available borrowings for SPE VI, as borrower, of $50 million, subject to certain requirements to borrow pro rata from the Ares SPE VI Credit Agreement and the Atalaya Credit Agreement (as defined below).

Borrowings under the Ares SPE IV Credit Agreement are secured by substantially all of the assets of SPE VI. Pursuant to receivables purchase agreements, SPE VI has agreed to purchase from OppFi and OppWin, as applicable, (i) finance receivables directly originated by OppFi and (ii) participation rights in the economic interests of finance receivables originated by OppFi’s bank partners on the OppFi platform. OppFi and OppWin have certain repurchase obligations with respect to finance receivables or participation rights purchased by SPE VI if representations and warranties made by OppFi or OppWin, as applicable, with respect thereto are not accurate when made. Pursuant to a servicing agreement, OppFi has agreed to service the finance receivables and participation rights, as applicable, purchased by SPE VI.

Libor Rate Loans (as defined in the Ares SPE VI Credit Agreement bear interest at a floating rate that is the greater of (i) 2.25% and (ii) one-month LIBOR, plus 7.25%, and Base Rate Loans (as defined in the Ares SPE VI Credit Agreement) bear interest at the Base Rate (as defined in the Ares SPE VI Credit Agreement), plus 7.25%. Interest is payable monthly in arrears, and any amounts due under the Ares SPE VI Credit Agreement may be prepaid voluntarily subsequent to its first anniversary upon notice to Ares, subject to the borrowing base limitations and other customary conditions and further subject in certain cases to prepayment premium and minimum utilization penalties. Borrowings under the Ares SPE VI Credit Agreement are subject to a borrowing base.

The Ares SPE VI Credit Agreement is scheduled to terminate on April 15, 2023, and all outstanding amounts thereunder are due on such date.

The Ares SPE VI Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including with respect to dividends and other restricted payments, various financial covenants, including minimum adjusted tangible net worth, liquidity, earnings and maximum senior leverage, ratio, and performance metrics related to the finance receivables and participation rights purchased by SPE VI, and provides for certain events of default, including, but not limited to, failure to pay any principal, interest or other amounts when due, failure to perform or observe covenants, cross-default on certain other debt obligations and bankruptcy or insolvency events, subject to customary cure periods, as applicable. Amounts owed by OppFi under the Ares SPE VI Credit Agreement could be accelerated and become immediately due and payable following the occurrence an event of default, and additional default interest is due in addition to any other amounts owed and payable while such events of default are ongoing.

The foregoing description of the Ares SPE VI Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Ares SPE VI Credit Agreement, which is attached as Exhibit 10.14 to this Current Report on Form 8-K, and amendments 1, 2, 3, 4, 5, 6, 7 and 8 thereto attached as Exhibits 10.15, 10.16, 10.17 10.18, 10.19, 10.20, 10.21 and 10.22, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Transaction Consideration

Reference is made to the disclosure set forth in the Introductory Note to this Current Report on Form 8-K, which is incorporated herein by reference.

The shares of Class V Voting Stock issued in connection with Business Combination were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

At the Closing, (i) OppFi transferred to the Company 12,977,690 OppFi Units, which was equal to the number of shares of Class A Common Stock issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by the Company’s public stockholders prior to the Closing and the conversion of the Class B Common Stock), (ii) the Company contributed cash consideration to OppFi in accordance with the Business Combination Agreement, which was distributed to the Members, and (iii) the Company issued 96,987,093 shares of newly authorized Class V Voting Stock, which number of shares of Class V Voting Stock is equal to the number of Retained OppFi Units, and which shares of Class V Voting Stock were distributed to OFS, resulting in the combined company being organized in an “Up-C” structure. The Company changed its name to “OppFi Inc.”, and the Company adopted the second amended and restated certificate of incorporation (the “Charter”), and the amended and restated bylaws (the “Amended and Restated Bylaws”), each as further described below.

The Class A Common Stock and Warrants are listed for trading on the NYSE under the symbols “OPFI” and “OPFI WS” respectively. Upon consummation of the Business Combination, the CUSIP numbers relating to the Class A Common Stock and warrants changed to 68386H 103 and 68386H 111, respectively.

Second Amended and Restated Articles of Incorporation

On the Closing Date, FGNA’s amended and restated certificate of incorporation, dated July 16, 2020, was replaced by the Charter, to, among other things:

•

increase the total number of authorized shares of all classes of capital stock, par value $0.0001 per share, from (i) 401,000,000 shares, consisting of (A) 400,000,000 shares of Common Stock, including (1) 380,000,000 shares of Class A Common Stock and (2) 20,000,000 shares of Class B Common Stock, and (B) 1,000,000 shares of preferred stock, to (ii) 501,000,000 shares, consisting of (A) 500,000,000 shares of Common Stock, including (1) 379,000,000 shares of Class A Common Stock, (2) 6,000,000 shares of Class B Common Stock and (3) 115,000,000 shares of Class V Voting Stock and (B) 1,000,000 shares of preferred stock;

•

provide that special meetings of stockholders of the Company may be called, at any time when the SCG Holders (as defined in the Charter) beneficially own, in the aggregate, 35% or more of the voting power of the capital stock of the Company entitled to vote generally in the election of directors, by a representative of the SCG Holders;

•

provide that, at any time when the SCG Holders beneficially own, in the aggregate, less than 35% of the voting power of the capital stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent of the Company’s stockholders; provided, however, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of preferred stock;

•

provide that the Company opts out of Section 203 of the General Corporation Law of the State of Delaware, which prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with certain “interested stockholders” and their affiliates, and instead provide that the Company shall not engage in any business combination (as such term is defined in the Charter), at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (which, as defined in the Charter, shall not include Schwartz Capital Group (“SCG”) or any of its affiliates, or any person that acquires (other than in a registered public offering) directly from SCG or any of its successors or any “group”, or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of fifteen percent (15%) or more of the then outstanding voting stock of the Company) for a period of three years following the time that such stockholder became an interested stockholder, unless: (i) prior to such time, the board of directors of the Company (the “Board”) approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined in the Charter) of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (A) persons who are directors and also officers of the Company and (B) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; (iii) at or subsequent to such time, the applicable business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company that is not owned by the interested stockholder; or (iv) the stockholder became an interested stockholder inadvertently and (A) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (B) was not, at any time within the three-year period immediately prior to a business combination between the Company and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership, which provision of the proposed charter may only be amended by the affirmative vote of at least 66 2/3% of all then outstanding shares of Common Stock;

•

provide that, at any time when the SCG Holders beneficially own, in the aggregate, 35% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled by (i) the affirmative vote or written consent of the holders of at least a majority in voting power of all then outstanding shares of Common Stock, voting together as a single class, (ii) the affirmative vote or written consent of a majority of the remaining directors then in office, even if less than a quorum, or (iii) a sole remaining director, and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal; provided, however, that at any time when the SCG Holders beneficially own, in the aggregate, less than 35% of the voting power of the stock of the Company entitled to vote generally in the election of directors, any such newly created directorships and vacancies shall be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders);

•

provide that, at any time when the SCG Holders beneficially own, in the aggregate, 35% or more of the voting power of the Company entitled to vote generally in the election of directors, any or all of the directors may be removed from office at any time, either with or without cause and only by the affirmative vote or written consent of the holders of at least a majority in voting power of all then outstanding shares of Common Stock, voting together as a single class; provided, however, that at any time when the SCG Holders beneficially own, in the aggregate, less than 35% of the voting power of the stock of the Company entitled to vote generally in the election of directors, any such director or all such directors may be removed at any time but only for cause and only by the affirmative vote or written consent of the holders of at least a majority in voting power of all then outstanding shares of Common Stock, voting together as a single class; and

•	provide for certain additional amendments, including, among other things, to change the name of the Company to “OppFi Inc.” from “FG New America Acquisition Corp.”

This summary is qualified in its entirety by reference to the text of the Charter, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

On the Closing Date, FGNA’s bylaws were amended and restated (the “A&R Bylaws”) to establish a structure containing Class A Common Stock, which will carry such economic and voting rights as set forth in the Charter and A&R Bylaws, and Class V Voting Stock, which will carry only such voting rights as set forth in the Charter and A&R Bylaws (as more fully described in the Charter and A&R Bylaws). This summary is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.01	Changes in Control of the Registrant.

Reference is made to the disclosure in the Proxy Statement in the section titled “Proposal No. 1 – The Business Combination Proposal” beginning on page 156 thereof, which is incorporated herein by reference. Further reference is made to the information set forth above under “Introductory Note,” Items 1.01 and 2.01 of this Current Report on Form 8-K, including under the caption “Form 10 Information,” which are incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 12,977,690 shares of our Class A Common Stock outstanding and 96,987,093 shares of our Class V Voting Stock outstanding. As of such time, our executive officers and directors and their affiliated entities held 0% of our outstanding shares of Class A Common Stock and 100% of our outstanding shares of Class V Voting Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the Closing, and in accordance with the terms of the Business Combination Agreement, (i) each executive officer of FGNA ceased serving in such capacities, (ii) each member of the board of directors of FGNA ceased serving in such capacity, (iii) Todd Schwartz, Theodore Schwartz, Jared Kaplan, Christina Favilla, Jocelyn Moore, David Vennettilli and Greg Zeeman were appointed as directors of the Company, and (iv) Todd Schwartz was appointed Executive Chairman of the Board.

OppFi 2021 Equity Incentive Plan

As previously disclosed, at FGNA’s special meeting of stockholders on July 16, 2021, FGNA’s stockholders approved the OppFi 2021 Equity Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan is set forth in the Proxy Statement in the section titled “Proposal No. 4 – Approval of The Incentive Plan Proposal” beginning on page 153 thereof, which is incorporated herein by reference. A copy of the full text of the Incentive Plan is attached as Exhibit 10.48 to this Current Report on Form 8-K and is incorporated herein by reference.

OFMH Profit Interest Plan

Reference is made to the disclosure described in the Proxy Statement in the section titled “Executive Compensation – OppFI Management Holdings, LLC Profit Interest Plan” beginning on page 327 thereof.

Employment Agreements

Reference is made to the disclosure set forth in Item 2.01 of this Current Report on Form 8- K under the caption “Employment Agreements”, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Reference is made to the disclosure set forth in Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of the Closing, the Board adopted a new Code of Business Conduct and Ethics, which is applicable to all employees, officers and directors of the Company, which is available on the Company’s website at www.oppfi.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of a business combination set forth in the amended and restated certificate of incorporation of FGNA, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the section titled “Proposal No. 1 – The Business Combination Proposal” beginning on page 156, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Reference is made to (i) the consolidated financial statements of Opportunity Financial, LLC and Subsidiaries and the related notes thereto as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018, which are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference, and (ii) the consolidated financial statements of Opportunity Financial, LLC and Subsidiaries and the related notes thereto as of March 31, 2021 and December 31, 2020 and for the three months ended March 31, 2021 and 2020, respectively, included in the Proxy Statement on pages F-69 through F-97, which are incorporated herein by reference.

(b)	Pro forma financial information.

Reference is made to the unaudited pro forma condensed combined financial information of the Company as of and for the three months ended March 31, 2021 beginning on page 131 thereof included in the Proxy Statement, which is incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of February 9, 2021, by and among the Company, Opportunity Financial, LLC and Todd Schwartz, in his capacity as the Members’ Representative (incorporated by reference to Exhibit 2.1 of FG New America Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39550) filed with the SEC on February 11, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of OppFi Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July 21, 2021).

3.2	Amended and Restated Bylaws of OppFi Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July 21, 2021).

4.1	Form of Warrant Certificate. (Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July 21, 2021).

4.2	Warrant Agreement, dated as of September 29, 2020, by and between FG New America Acquisition Corp. and Continental Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.1 to FG New America Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39550) filed by the Company with the SEC on October 2, 2020).

10.1*	Tax Receivable Agreement, dated as of July 20, 2021, by and among the Company, OppFi, the Members and the Members’ Representative.

10.2	Investor Rights Agreement, dated as of July 20, 2021, by and among the Company, the Founder Holders, the Members, the Members’ Representative and certain other parties thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39550) filed by the Company with the SEC on July, 2021).

10.3*+	Third Amended and Restated Limited Liability Company Agreement of Opportunity Financial, LLC.

10.4*	Form of Indemnification Agreement.

10.5*+	Executive Employment Agreement, dated September 16, 2015, by and between Opportunity Financial, LLC and Jared Kaplan.

10.6*+	Executive Employment Agreement, dated July 8, 2021, by and between Opportunity Financial, LLC and Neville Crawley.

10.7*	Offer Letter from Opportunity Financial, LLC, dba OppLoans, to Shiven Shah, dated December 12, 2016.

10.8*	Offer Letter from Opportunity Financial, LLC, dba OppLoans, to Salvador Hazday, dated May 30, 2017.

10.9*†+	Amended and Restated Revolving Credit Agreement, dated January, 31, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.10*†	Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated June 5, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.11*†	Amendment No. 2 to Amended and Restated Revolving Credit Agreement, dated June 26, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.12*†	Amendment No. 3 to Amended and Restated Revolving Credit Agreement, dated November 13, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.13*†	Amendment No. 4 to Amended and Restated Revolving Credit Agreement and Amendment No. 2 to Fee Letter, dated December 16, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE III, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.14*†+	Revolving Credit Agreement, dated April 15, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.15*†	Amendment No. 1 to Revolving Credit Agreement, dated July 18, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.16*†	Amendment No. 2 to Revolving Credit Agreement, dated December 20, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.17*†	Amendment No. 3 to Revolving Credit Agreement, dated January 31, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.18*†	Amendment No. 4 to Revolving Credit Agreement, dated February 14, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.19*†	Amendment No. 5 to Revolving Credit Agreement, dated June 5, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.20*†	Amendment No. 6 to Revolving Credit Agreement, dated June 26, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.21*†	Amendment No. 7 to Revolving Credit Agreement, dated November 13, 2020 by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.22*†	Amendment No. 8 to Revolving Credit Agreement and Amendment No. 2 to Fee Letter, dated December 16, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV, LLC, OppWin, LLC, the Lenders party thereto, and Ares Agent Services, L.P.

10.23*†+	Senior Secured Multi-Draw Term Loan Facility, dated November 9, 2018, as amended, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC.

10.24*	First Amendment to Senior Secured Multi-Draw Term Loan Facility, dated April 15, 2019, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC.

10.25*†	Second Amendment to Senior Secured Multi-Draw Term Loan Facility, dated May 31, 2019, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC.

10.26*	Third Amendment to Senior Secured Multi-Draw Term Loan Facility, dated February 14, 2020, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC.

10.27*†	Fourth Amendment to Senior Secured Multi-Draw Term Loan Facility, dated August 13, 2020, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC.

10.28*†	Omnibus Amendment to Loan Agreement and Other Basic Documents, dated March 23, 2021, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC.

10.29*†	Sixth Amendment to Senior Secured Multi-Draw Term Loan Facility, dated July 19, 2021, by and among Opportunity Financial, LLC, the other Borrowers party thereto, the Lenders party thereto, and Midtown Madison Management LLC.

10.30*†+	Amended and Restated Program Agreement, dated November 9, 2018, by and among Opportunity Financial, LLC, Opportunity Funding SPE II, LLC and Midtown Madison Management LLC.

10.31*†	First Amendment to the Program Agreement, dated May 13, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE II, LLC and Midtown Madison Management LLC.

10.32*	Second Amendment to the Program Agreement, dated July 19, 2021, by and among Opportunity Financial, LLC, Opportunity Funding SPE II, LLC and Midtown Madison Management LLC.

10.33*†+	Revolving Credit Agreement, dated April 15, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC.

10.34*†	First Amendment to Revolving Credit Agreement, dated June 20, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC.

10.35*†	Amendment No. 2 to Revolving Credit Agreement, dated December 26, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC.

10.36*†	Amendment No. 3 to Revolving Credit Agreement, dated February 14, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC.

10.37*†	Amendment No. 4 to Revolving Credit Agreement, dated May 11, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE V LLC, OppWin, LLC, the Lenders party thereto, and Midtown Madison Management LLC.

10.38*†+	Revolving Credit Agreement, dated August 19, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A.

10.39*†	Amendment No. 1 to Revolving Credit Agreement, dated December 20, 2019, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A.

10.40*†	Amendment No. 2 to Revolving Credit Agreement, dated February 13, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A.

10.41*†	Amendment No. 3 to Revolving Credit Agreement, dated May 5, 2020, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A.

10.42*†	Amendment No. 4 to Revolving Credit Agreement, dated March 31, 2021, by and among Opportunity Financial, LLC, Opportunity Funding SPE IV LLC, OppWin, LLC, the Lenders party thereto, and BMO Harris Bank N.A.

10.43*†	Note, dated April 13, 2021, made by Opportunity Financial, LLC in favor of BMO Harris Bank N.A.

10.44*†+	Marketing and Program Management Agreement, dated as of April 17, 2020, by and between Capital Community Bank and Opportunity Financial, LLC.

10.45*	First Amendment to Marketing and Program Management Agreement, dated as of August 10, 2020, by and between Capital Community Bank and Opportunity Financial, LLC.

10.46*†+	Loan Program Agreement, dated as of October 31, 2017, by and between FinWise Bank and Opportunity Financial, LLC.

10.47*†	First Amendment to the Loan Program Agreement, dated as of January 18, 2018, by and between FinWise Bank and Opportunity Financial, LLC.

10.48	OppFi Inc. 2021 Equity Incentive Plan (incorporated by reference to Annex E of FG New America Acquisition Corp.’s Definitive Proxy Statement (File No. 001-39550) filed with the SEC on June 22, 2021).

10.49*	Form of OppFi Inc. Stock Option Agreement.

10.50*	OppFi Management Holdings, LLC Profits Interest Plan.

10.51*	Form of OppFi Management Holdings, LLC Profits Interest Plan Management Profits Interest Agreement.

10.52*+	Program Marketing and Servicing Agreement, dated November 1, 2019, by and between First Electronic Bank and Opportunity Financial, LLC.

10.53	OppFi Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex F of FG New America Acquisition Corp.’s Definitive Proxy Statement (File No. 001-39550) filed with the SEC on June 22, 2021).

21.1*	List of Subsidiaries.

99.1*	Consolidated financial statements of Opportunity Financial LLC and subsidiaries the related notes thereto as of December 31, 2020 and 2019 and for the years ended December 31 2020, 2019 and 2018.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

†	Certain portions of this exhibit have been omitted pursuant to Regulation S-K, Item (601)(b)(10).
+

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2021

OppFi Inc.

By:	/s/ Shiven Shah
Name:	Shiven Shah
Title:	Chief Financial Officer